AMENDMENT NO. 1
TO INVESTMENT ADVISORY AGREEMENT

This AMENDMENT NO. 1 is made as of the 1st day of December 2006, to the Investment Advisory Agreement made as of the 1st day of August 2006, between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the state of Delaware and having a place of business in San Antonio, Texas (IMCO), and USAA M UTUAL FUNDS TRUST, a statutory trust organized under the laws of the state of Delaware and having a place of business in San Antonio, Texas (the Trust).

IMCO and the Trust agree to modify and amend the Investment Advisory Agreement described above (Agreement) as follows:

1.  SCHEDULE B-1.  In order to reduce the annual basic fee rate of the Capital Growth Fund from 0.85% to 0.75%, Schedule B-1 to the Agreement, setting forth the fees payable to IMCO with respect to each of the Trust's series with a performance adjustment, is hereby replaced in its entirety by Schedule B-1 attached hereto.

2.  RATIFICATION.  Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

 IN WITNESS WHEREOF, IMCO and the Trust have caused this Amendment No. 1 to be executed as of the date first set forth above.

USAA MUTUAL FUNDS TRUST                                                                           USAA INVESTMENT MANAGEMENT COMPANY

By: /s/ Daniel S. McNamara                                                                                       By:  /s/ R. Matthew Freund
Name:   Daniel S. McNamara                                                                                     Name:  R. Matthew Freund
Title:     President                                                                                                        Title:    Senior Vice President

Attest:	Attest:

By:  /s/ James G. Whetzel                                                    By:  /s/ Adym Rygmry
Name: James G. Whetzel                                                      Name:  Adym Rygmyr
Title:   Assistant Secretary                                                  Title:    Secretary

Schedule B-1 to Advisory Agreement - Listing of Funds
with Performance Adjustment

Name of Fund1	Performance Index	Annual Basic Fee Rate
Aggressive Growth Fund	Lipper Large-Cap Growth Funds Index	*
Balanced Strategy Fund	Lipper Balanced Funds Index	.75%
California Bond Fund	Lipper California Municipal Debt Funds Index	**
Capital Growth Fund	Lipper Global Funds Index	.75%
Cornerstone Strategy Fund	Lipper Global Flexible Funds Index	.75%
Emerging Markets Fund	Lipper Emerging Markets Funds Index	1.00%
First Start Growth Fund	Lipper Flexible Portfolio Funds Index	.75%
GNMA Trust	Lipper GNMA Funds Index	.125%
Growth & Income Fund	Lipper Multi-Cap Core Funds Index	.60%
Growth and Tax Strategy Fund	Composite Consisting of 51% of the Lipper General Municipal Bond Funds Index and 49% of the Lipper Large Cap Core Funds Index	.50%
Growth Fund	Lipper Large-Cap Growth Funds Index	.75%
High-Yield Opportunities Fund	Lipper High Current Yield Index	.50%
Income Stock Fund	Lipper Equity Income Funds Index	.50%
Income Fund	Lipper Corporate Debt Funds A Rated Index	.24%
Intermediate-Term Bond Fund	Lipper Intermediate Investment Grade Debt Funds Index	***
Tax Exempt Intermediate-Term Fund	Lipper Municipal Debt Funds Index	.28%
International Fund	Lipper International Funds Index	.75%
Tax Exempt Long-Term Fund	Lipper General Municipal Debt Funds Index	.28%
New York Bond Fund	Lipper New York Municipal Debt Funds Index	**

1 The Performance Adjustment initially will be determined by reference to the sole outstanding class of shares of each Fund.  If, in the future, a Fund offers more than one class of shares, the Performance Adjustment for that Fund will continue to be determined by reference to the initial class of shares, unless the Board determines otherwise.

Precious Metals and Minerals Fund Science & Technology Fund	Lipper Gold Funds Index Lipper Science & Technology Funds Index	.75% .75%
Short-Term Bond Fund	Lipper Short Investment Grade Debt Funds Index	.24%
Tax Exempt Short-Term Fund	Lipper Short Municipal Debt Funds Index	.28%
Small Cap Stock Fund	Lipper Small-Cap Core Funds Index	.75%
Total Return Strategy Fund	Lipper Flexible Portfolio Funds Index	.65%

Value Fund	Lipper Multi-Cap Value Funds Index	.75%
Virginia Bond Fund	Lipper Virginia Municipal Debt Funds Index	**
World Growth Fund	Lipper Global Funds Index	.75%

*
The fee is computed at one-half of one percent (.50%) of the first $750 million of average net assets, two-fifths of one percent (.40%) of the portion of average net assets over $750 million but not over $1.5 billion, and one-third of one percent (.33%) of the portion of average net assets over $1.5 billion.

**
The fee is computed at one-half of one percent (.50%) of the first $50 million of average net assets, two-fifths of one percent (.40%) of the portion of average net assets over $50 million but not over $100 million, and three-tenths of one percent (.30%) of the portion of average net assets over $100 million.  In calculating the fee for the Fund, the average net assets of the California Bond Fund, the New York Bond Fund, and the Virginia Bond Fund are combined with the average net assets of the California Money Market Fund, the Ney York Money Market Fund, and the Virginia Money Market Fund, respectively, and the fee is allocated pro rata based upon the average net assets of the two Funds.

***
The fee is computed at one-half of one percent (.50%) of the first $50 million of average net assets, two-fifths of one percent (.40%) of the portion of average net assets over $50 million but not over $100 million, and three-tenths of one percent (.30%) of the portion of average net assets over $100 million.

Date: December 1, 2006

TRANSFER AND ASSUMPTION AGREEMENT

    THIS TRANSFER AND ASSUMPTION AGREEMENT (Agreement), dated as of December 31, 2011 (Effective Date), is entered into by and between USAA Investment Management Company (IMCO), a Delaware corporation, USAA Asset Management Company (AMCO), a Delaware corporation, and USAA Mutual Funds Trust (Trust), a Delaware statutory trust.

RECITALS

    WHEREAS, IMCO provides investment management and administration and other services to the Trust, which is an investment company that is registered with the Securities and Exchange Commission (SEC) under the Investment Company Act of 1940, as amended, pursuant to the terms of, and in exchange for the fees and other consideration specified in, the Investment Advisory Agreements (Advisory Agreements) and Administration and Servicing Agreements (Administration Agreements) between IMCO and the Trust with respect to its series (Funds) as set forth on Schedule 1 hereto; and

    WHEREAS, IMCO has entered into Investment Subadvisory Agreements (Subadvisory Agreements) as set forth on Schedule 1 hereto with certain investment sub-advisers (Subadvisers) pursuant to the terms of which the Subadvisers provide investment sub advisory services with respect to certain
Funds in exchange for the fees payable to the Subadvisers by IMCO and other consideration under the Subadvisory Agreements; and

    WHEREAS, IMCO is an indirect, wholly-owned subsidiary of the United Services Automobile Association (USAA); and

    WHEREAS, USAA has formed AMCO, which is an indirect, wholly-owned subsidiary of USAA, to provide the investment advisory and fund administration services to the Trust that are currently provided to the Trust by IMCO; and

    WHEREAS, IMCO's directors and officers who provide services to the Trust also will serve as directors and officers of AMCO and in such other capacities as may be necessary or appropriate from time to time for AMCO to provide investment advisory and administrative and other services; and

    WHEREAS, IMCO desires to transfer all of its right, title and interest in and to the Advisory Agreements, Administration Agreements and Subadvisory Agreements (collectively, as identified in Schedule 1, the Fund-Related Agreements) to AMCO, and AMCO desires to accept such transfer and to assume all of IMCO's obligations under the Fund-Related Agreements; and

WHEREAS, the Trust desires to receive from AMCO the same services under the Fund Related Agreements that it currently receives from IMCO.

AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

    1.  TRANSFER AND ASSUMPTION.  As of the Effective Date, (a) IMCO hereby assigns, transfers, conveys and sets over all of its rights, title, interest, claims and entitlements in, to and under the Fund-Related Agreements to AMCO, (b) AMCO hereby (i) accepts such assignment, transfer,  conveyance and set-over and (ii) assumes all of the covenants, liabilities, duties and obligations of IMCO arising out of, under and in connection with the Fund Related Agreements, and (c) the Trust hereby consents to such assignment, transfer, conveyance and set-over and to such assumption of all of the covenants, liabilities, duties and obligations arising out of, under and in connection with the Fund Related Agreements.  Except as otherwise provided herein, this Agreement shall not be construed to modify, terminate or merge any rights any party to any Fund Related Agreement has pursuant to the terms thereof, and the parties to this Agreement each confirm that the transfer and assumption contemplated by this Agreement shall be effected through the execution of this Agreement and the execution of new Advisory Agreements, Management Agreements, Administration Agreements and Subadvisory Agreements (collectively, the New Agreements) to replace IMCO with AMCO as the counterparty to the Fund Related Agreements, effective as of the Effective Date.  The parties hereto agree that the terms and conditions of each New Agreement with respect to the Trust and its Funds, including the services provided thereunder and the fees payable for the provision of such services, will be the same as those of the corresponding Fund Related Agreement listed on Schedule 1, other than those changes that are necessary to convert the agreement into a contract with AMCO; provided, however, that nothing in this Agreement shall be construed as prohibiting the parties from amending any New Agreement at any time after the Effective Date, subject to any required approvals under applicable law and the terms of the applicable New Agreement.

    2.  AGREEMENT NOT AN "ASSIGNMENT."  It is the intention of the parties that the transfer of rights and assumption of obligations between IMCO and AMCO pursuant to Section 1 of this Agreement shall not constitute an "assignment" of any Advisory Agreement or Subadvisory Agreement under the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended, and the regulations promulgated under each such Act, and this Agreement and the transfer of rights and assumption of obligations between IMCO and AMCO pursuant to Section 1 of this Agreement shall be construed to the maximum extent possible to give effect to such intention.

    3.  FURTHER ASSURANCES.  Each of the parties agrees to execute and deliver such further documents, and to do such further things, as any other party may reasonably request in order to fully effectuate the terms of and the transactions contemplated by this Agreement.

    4.  GOVERNING LAW.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without regard to its conflict or choice of laws provisions.

    5.  BINDING EFFECT.  This Agreement will be binding on the successors and permitted assigns of each party, and will inure to the benefit of such persons.

    6.  SEVERABILITY.  If a provision of this Agreement is determined to be unenforceable in any respect, the enforceability of the provision in any other respect and of the remaining provisions of this Agreement will not be impaired.

    7.  ENTIRE AGREEMENT.  This Agreement contains the entire understanding of the parties regarding the subject matter of this Agreement and supersedes all prior and contemporaneous negotiations and agreements, whether written or oral, between the parties with respect to the subject matter of  this Agreement.

    8.  COUNTERPARTS.  This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute but one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

    IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first written above.

                                       USAA INVESTMENT MANAGEMENT COMPANY

                                       By:  /s/ DANIEL MCNAMARA
                                       Name:  Daniel McNamara
                                       Title:  President

                                       USAA ASSET MANAGEMENT COMPANY

                                       By:  /s/ R. MATTHEW FREUND
                                       Name:  R. Matthew Freund
                                       Title:  Sr. Vice President

                                       USAA MUTUAL FUNDS TRUST

                                       By:  /s/ CHRISTOPHER W. CLAUS
                                       Name:  Christopher W. Claus
                                       Title:  President

SCHEDULE I

                     TO TRANSFER AND ASSUMPTION AGREEMENT

MANAGEMENT AGREEMENTS

-  Management Agreement, between the Trust and IMCO, on behalf of the S&P 500 Fund, (dated August 1, 2006, as amended)

-  Management Agreement, between the Trust and IMCO, on behalf of the Extended Market Index Fund, (dated August 1, 2006)

-  Amended and Restated Master-Feeder Participation Agreement, between Trust, IMCO, Blackrock Advisors, LLC and Blackrock Distributors, Inc., on behalf  of the Extended Market Index Fund, (dated October 2, 2006).

ADMINISTRATION AREEMENTS

-  Administration and Servicing Agreement, between the Trust and IMCO (dated August 1, 2006, as amended)

-  Amended and Restated Subadministration Agreement, between Blackrock    Advisors, LLC and IMCO, (dated October 2, 2006)

ADVISORY AGREEMENTS

-  Investment Advisory Agreement with IMCO and the Trust, (dated August 1, 2006, as amended)

-  Advisory Agreement, between IMCO and the Trust (f/k/a USAA State Tax-Free    Trust), on behalf of the Florida Tax-Free Income Fund and the Florida Tax-Free Money Market Fund, (dated August 1, 2001)

-  Advisory Agreement with IMCO and the Trust, on behalf of the NASDAQ-100    Fund, (dated August 1, 2006, as amended)

SUBADVISORY AGREEMENTS

-  Barrow, Hanley, Mewhinney & Strauss, Inc., (dated August 1, 2006)

-  Batterymarch Financial Management, Inc., (dated August 1, 2006, as amended)

-  The Boston Company Asset Management, LLC, (dated August 1, 2006, as amended)

-  Epoch Investment Partners, Inc., (dated January 11, 2010)

-  Grantham, Mayo, Van Otterloo & Co., (dated August 1, 2006)

-  Loomis, Sayles & Company, L.P., (dated August 1, 2006)

-  MFS Investment Management, (dated August 1, 2006)

-  Northern Trust Investments, N.A., (dated August 1, 2006)

-  QS Investors, LLC, (dated August 1, 2010)

-  Quantitative Management Associates LLC, (dated July 9, 2007, as amended)

-  The Renaissance Group, LLC, (dated December 3, 2007)

-  UBS Global Asset Management, (dated July 9, 2007, as amended)

-  Wellington Management Company, LLP, (dated August 1, 2006, as amended)

-  Winslow Capital Management, Inc., (dated July 21, 2010)